As filed with the Securities and Exchange Commission on March 11, 2008

Registration No. 333-119304

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza

Wheeling, West Virginia 26003

(Address of principal executive offices)

Western Ohio Financial Corporation 1995 Stock Option and Incentive Plan

Western Ohio Financial Corporation 1998 Omnibus Incentive Plan

(Full title of the plan)

Paul M. Limbert

President and Chief Executive Officer

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

(Name and address of agent for service)

(304) 234-9000

(Telephone number, including area code, of agent for service)

With Copies To:

James C. Gardill, Esquire	Paul C. Cancilla, Esquire
Phillips, Gardill, Kaiser & Altmeyer, PLLC	Kirkpatrick & Lockhart Preston Gates Ellis LLP
61 Fourteenth Street	Henry W. Oliver Building
Wheeling, WV 26003	535 Smithfield Street
(304) 232-6810	Pittsburgh, PA 15222
(412) 355-6500

DEREGISTRATION OF SECURITIES

On September 27, 2004, WesBanco, Inc., a West Virginia corporation (“WesBanco” or the “Registrant”), filed a Registration Statement on Form S-8 (File No. 333-119304) (the “Registration Statement”) in connection with the merger (the “Merger”) of Western Ohio Financial Corporation with and into WesBanco. As a result of the Merger, WesBanco assumed certain of the outstanding stock options (the “Assumed Options”) granted under the Western Ohio Financial Corporation 1995 Stock Option and Incentive Plan and the Western Ohio Financial Corporation 1998 Omnibus Incentive Plan. The Assumed Options were exercisable for shares of the Registrant’s Common Stock, par value $2.0833 per share (“Common Stock”). The Registration Statement registered the sale of up to 40,009 shares of Common Stock pursuant to exercise of the Assumed Options. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any and all remaining unsold shares of Common Stock covered by such Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 11th day of March, 2008.

WESBANCO, INC.

By:	/s/ Paul. M. Limbert
Paul M. Limbert
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ James C. Gardill	Chairman of the Board of Directors	March 11, 2008
James C. Gardill

/s/ Paul M. Limbert	President, Chief Executive Officer and a	March 11, 2008
Paul M. Limbert	Director (Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President and Chief	March 11, 2008
Robert H. Young	Financial Officer (Principal Financial and Accounting Officer)

/s/ James E. Altmeyer	Director	March 11, 2008
James E. Altmeyer

/s/ Ray A. Byrd	Director	March 11, 2008
Ray A. Byrd

	Director	March , 2008
R. Peterson Chalfant

/s/ Christopher V. Criss	Director	March 11, 2008
Christopher V. Criss

/s/ Robert M. D’Alessandri, MD	Director	March 11, 2008
Robert M. D’Alessandri, MD

Signature	Capacity	Date

	Director	March , 2008
James D. Entress

/s/ Abigail M. Feinknopf	Director	March 11, 2008
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	March 11,2008
John W. Fisher, II

/s/ Ernest S. Fragale	Director	March 11, 2008
Ernest S. Fragale

	Director	March , 2008
Edward M. George

/s/ John D. Kidd	Director	March 11,2008
John D. Kidd

/s/ Vaughn L. Kiger	Director	March 11, 2008
Vaughn L. Kiger

/s/ Robert E. Kirkbride	Director	March 11, 2008
Robert E. Kirkbride

/s/ D. Bruce Knox	Director	March 11, 2008
D. Bruce Knox

/s/ Jay T. McCamic	Director	March 11, 2008
Jay T. McCamic

/s/ Eric Nelson, Jr.	Director	March 11, 2008
Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	March 11, 2008
Henry L. Schulhoff

/s/ Joan C. Stamp	Director	March 11, 2008
Joan C. Stamp

/s/ Neil S. Strawser	Director	March 11, 2008
Neil S. Strawser

/s/ Reed J. Tanner	Director	March 11, 2008
Reed J. Tanner

/s/ Donald P. Wood	Director	March 11, 2008
Donald P. Wood